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                                                                   EXHIBIT 10.13

                            C-CUBE SEMICONDUCTOR INC.

                           DIRECTORS STOCK OPTION PLAN

      1. Purpose. The C-Cube Semiconductor Inc. Directors Stock Option Plan (the "Plan") shall become effective upon the effectiveness of the spinoff of C-Cube Semiconductor Inc. (the "Company") from C-Cube Microsystems Inc. (the "Effective Date"). The purpose of the Plan is to create additional incentive for the non-employee directors of the Company and any of its successor to promote the financial success and progress of the Company and any present or future parent and/or subsidiary corporations of the Company. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Administration. The Plan shall be administered by the Company's Board of Directors (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Board shall have no authority, discretion, or power to select the non-employee directors of the Company who will receive options under the Plan, to set the exercise price of the options granted under the Plan, to determine the number of shares of common stock to be granted under option or the time at which such options are to be granted, to establish the duration of option grants, or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

      3. Eligibility and Type of Option. Options may be granted only to directors of the Company who, at the time of such grant, are not employees of the Company or of any parent or subsidiary corporation of the Company ("Outside Directors"). Options granted to Outside Directors shall be nonstatutory stock options; that is, options which are not treated as having been granted under section 422(b) of the Code.

      4. Shares Subject to Option. Options shall be for the purchase of shares of authorized but unissued common stock or treasury shares of common stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 8 below. The maximum number of shares of Stock which may be issued under the Plan shall be 450,000 shares. In the event that any outstanding Option for any reason expires or is terminated and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant.



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      5.    Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from the Effective Date.

      6. Terms, Conditions and Form of Options. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in substantially the form attached hereto as Exhibit A (the "Option Agreement"), which written agreement may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            (a) Automatic Grant of Options. Subject to execution by an Outside Director of an appropriate Option Agreement, options shall be granted automatically and without further action of the Board, as follows:

                  (i) On the Effective Date, each Outside Director holding office on the Effective Date who does not then hold an option to acquire shares of Stock shall be granted an Option to purchase Forty Thousand (40,000) shares of Stock.

                  (ii) Each person who is newly elected or appointed as an Outside Director after the Effective Date shall be granted an Option on the day immediately following such initial election or appointment to purchase Forty Thousand (40,000) shares of Stock.

                  (iii) Each Outside Director shall be granted on each Outside Director's Anniversary Date an Option to purchase Ten Thousand (10,000) shares of Stock. For purposes of this section, an Outside Director's Anniversary Date shall be as follows:

                         (A)  For an Outside Director holding office on the
Effective Date, the Anniversary Date shall be the date which is one year after the Effective Date and successive annual anniversaries thereof.

                         (B)  For each Outside Director who is first elected or
appointed after the Effective Date, the Anniversary Date shall be the date which is one year after such election or appointment and successive annual anniversaries thereof.

                  (iv) Notwithstanding the foregoing, any Outside Director may elect not to receive an Option granted pursuant to this paragraph 6(a) by delivering written notice of such election to the Board, which, in the case of an initial Option grant, shall be no later than the Effective Date or the date upon which such Outside Director is appointed or elected to the Board.

                  (v) Notwithstanding any other provision of the Plan to the contrary, no Option shall be granted to any individual on a day when he or she is no longer serving as an Outside Director of the Company.

            (b) Option Exercise Price. The exercise price per share of Stock subject to an Option shall be the fair market value of a share of the common stock of the Company on the date of the granting of the Option. If the common stock of the Company is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its fair market value shall be the closing



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sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of grant or, if the date of grant does not fall on a day on which the common stock of the Company is traded, on the last market trading day prior to the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable. If the common stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a Share of common stock of the Company shall be the mean between the high bid and low asked prices for the common stock on the date of grant or, if the date of grant does not fall on a day on which the common stock of the Company is traded, on the last market trading day prior to the date of grant, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

            (c)   Exercise Period and Exercisability of Options.

                  (i) An Option granted pursuant to the Plan shall be exercisable for a term of ten (10) years.

                  (ii) Subject to section 6(c)(iii), Options granted pursuant to Sections 6(a)(i) and 6(a)(ii) of the Plan shall first become exercisable on the day (the "Initial Vesting Date") which is one year from the date on which the Option was granted. The Option shall be exercisable on and after the Initial Vesting Date and prior to termination of the Option in an amount equal to the number of Option Shares multiplied by the Vested Ratio as set forth below, less the number of shares previously acquired upon exercise of the Option.

                                                                 Vested Ratio

                         (A)  Prior to Initial Vesting Date            0

                              On Initial Vesting Date,               1/4
                              provided the Optionee has
                              continuously served as a
                              director of the Company from
                              the date the Option was
                              granted until the Initial
                              Vesting Date.

                  Plus

                         (B)  For each full month of the            1/48
                              Optionee's continuous service
                              as a director of the Company
                              from the Initial Vesting Date.

                  (iii) Notwithstanding anything contrary in this Plan, Options granted pursuant to section 6(a)(i) to Outside Directors who were serving on the Board of Directors of C-Cube Microsystems Inc. immediately prior to the Effective Date shall vest and become exercisable



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in forty-eight (48) successive equal monthly installments upon the Optionee's completion of each month of continuous service as a director measured from the Effective Date.

                  (iv) Each ten thousand (10,000)-share option granted pursuant to Section 6(a)(iii) shall become exercisable in forty-eight (48) successive equal monthly installments upon the Optionee's completion of each month of continuous service as a director measured from the option grant date.

            (d) Payment of Option Exercise Price. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or in cash equivalent, (ii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (iii) by any combination thereof. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedure for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise.

            (e) Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the
Company:

                  (i) a merger or consolidation in which the Company is not the surviving corporation;

                  (ii) a merger or consolidation in which the Company is the surviving corporation where the stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation;

                  (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company other than a sale, exchange, or transfer to one
(1) or more subsidiary corporations (as defined in paragraph 1 above) of the Company;

                  (iv) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange; or

                  (v)    a liquidation or dissolution of the Company.

                  In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to assume the Company's rights and obligations under outstanding Options or substitute options for the Acquiring Corporation's stock for such outstanding Options. In the event of a Transfer of Control which occurs more than two years after the date the Plan is adopted, the Board shall provide that any



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unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested as of a date prior to the Transfer of Control, as the Board shall specify. The exercise and/or vesting that was permissible solely by reason of this paragraph 6(e)(v) shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

            (f) Stockholder Approval Any Option granted pursuant to the Plan shall be subject to obtaining stockholder approval of the Plan prior to the grant thereof.

      7. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of the Option Agreements either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by the Optionee on exercise of an Option in the event such Optionee's service as a director of the Company is terminated for any reason.

      8. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan, the number of shares to be granted under the Plan and to any outstanding Options and in the Option exercise price of any outstanding Options in the event of a stock dividend, stock split, recapitalization, reverse stock split, combination, reclassification, or like change in the capital structure of the Company.

      9. Options Non-Transferable. Unless otherwise determined by the Administrator, an Option shall not be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

      10.   Termination or Amendment of Plan.

            (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

            (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.



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